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                                  EXHIBIT 10(C)

                             AMENDMENT TO EXECUTIVE
                      SUPPLEMENTAL BENEFIT AGREEMENT DATED
                                 JANUARY 1, 1995


                                THOMAS P. PERCIAK


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                                    AMENDMENT

         This amendment made and entered into as of this 15th day of July 1997, by and between The Strongsville Savings Bank (the "Bank"), a corporation organized and existing under the laws of the State of Ohio, with its principal office at 14092 Pearl Road, Strongsville, Ohio, and Thomas P. Perciak (the "Executive").

         WHEREAS, the Bank and the Executive have entered into an Executive Supplemental Benefit Agreement effective January 1, 1995,

         WHEREAS, the parties of this Amendment recognize that it is in their best interest to amend certain aspects of the Executive Supplemental Benefit Agreement,

         NOW, THEREFORE, it is mutually agreed as follows:

 SECTION 1.   DEFINITIONS.

         The following shall be added to Section 1 of the original agreement.

         (C) "Supplemental Retirement Benefits" for purposes of both the original Agreement and the Amendment shall mean the Supplemental Retirement Benefits provided for in the Executive Supplement Benefit Agreement entered into and effective January 1, 1995 and in this Amendment. The term "Supplemental Retirement Benefits" does not include benefits provided under any other agreements which the parties may have entered into.

SECTION 2.    SUPPLEMENTAL RETIREMENT BENEFITS.

         Section 2 of the original Agreement shall be replaced in its entirety by the following:

         (a) Provided that the Executive has remained continuously in the employ of the Bank (except for normal vacation time and such other leaves of absence as may be approved by the Board of Directors of the Bank), the Executive shall vest in the Supplemental Retirement Benefits provided for in the Agreement each year on a pro rata basis in accordance with SCHEDULE 1 attached hereto and made part of this Amendment. Vesting shall begin with the one year anniversary date of the effective date of this Amendment and continue with each succeeding annual anniversary date of this Amendment until the Executive's attainment of age sixty-five (65). Upon the Executive's attainment of age sixty-five (65), the Executive shall be fully vested in the Supplemental Retirement Benefits. In the event that the Executive dies or becomes permanently disabled while in the employ of the Bank and prior to age sixty-five (65), the Supplemental Retirement Benefits will fully vest upon the death or permanent disability.
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         (b)  As of the first day of the calendar month following the
Executive's Retirement Date and on each annual anniversary date thereafter for a period of twenty (20) years, the Executive shall be entitled to an annual Supplemental Retirement Benefit. The amount of the annual Supplemental Retirement Benefit shall be the Executive's vested Benefit as determined in accordance with Schedule 1.

         (c) The Executive may petition the Compensation Committee of the Board of Directors of the Bank, to have the Supplemental Retirement Benefits to which Executive is entitled, paid in a single lump sum, discounted at an annual rate of six percent (6%) per annum applied to each future payment from the time it would have been become payable to the date the lump sum is paid.

         (d) In the event the Executive wishes to retire prior to attaining age sixty-five (65), the Board of Directors of the Bank may agree, by resolution, to fully vest the Executive's Supplemental Retirement Benefit. The Board of Directors of the Bank may also agree, by resolution and with the approval of the Executive, to begin payment of the Executive's benefits prior to the Executive's attainment of age sixty-five (65). However, in no event may the amounts paid to the Executive be less than his entire vested Supplemental Retirement Benefit or the payments begin any later than the first day of the calendar month following the Executive's attainment of age sixty-five (65).

SECTION 4.    DEATH BENEFITS.

           Section 4 of the original Agreement shall be replaced in its entirety by the following:

         (a) In the event that the Executive dies while in the employ of the Bank and prior to the Retirement Date, the Executive's designated beneficiary shall succeed to the rights of the Executive to receive the Supplemental Retirement Benefits under Section 2(b) hereof, and the date of the Executive's death shall be deemed to be the Retirement Date hereunder. It is hereby expressly acknowledged that the Executive's designated beneficiary shall also have the right under Section 2(c) hereof to petition the Compensation Committee of the Board of Directors to have the entire Supplemental Retirement Benefits paid as a lump sum. If no beneficiary has been designated by the Executive, such amounts shall be paid to the Executive's estate in annual installments, it being expressly acknowledged that the Executive's estate has the right to petition that the entire Supplemental Retirement Benefits be paid as a lump sum as provided in Section 2(c) hereof

         (b) In the event that the Executive dies while receiving annual Supplemental Retirement Benefits, the Executive's designated beneficiary shall succeed to the rights of the Executive to receive the Benefits under Section 2(b) or Section 2(c) hereof. If no beneficiary has been designated by the Executive, such amounts shall be paid to the Executive's estate in annual installments, it being expressly acknowledged that the Executive's estate has the right to petition that the entire Supplemental Retirement Benefits be paid as a lump sum as provided in Section 2(c) hereof
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SECTION 5.    CHANGE IN CONTROL OF THE BANK.

         Section 5 and Schedule 3 of the original Agreement shall be replaced in their entirety by the following:

         (a) This Agreement shall be binding upon and inure to the benefit of all successors and assigns of the Bank and the Executive. In the event of a change in control of the Bank, the Executive shall be fully vested in the Supplemental Retirement Benefit and the entire Benefit shall be paid to the Executive immediately upon the effective date of the change in control. The amount of the Benefit to be paid to the Executive shall be the "lump sum" amount as defined in Section 2 (c) and Schedule 1 of this Amendment.

         (b)  For purposes of this Agreement, a change in control shall mean:

                    (i) The acquisition by a person or persons acting in concert of the power to vote twenty-five percent (25%) or more of a class of the voting securities of Emerald Financial Corp. ("Corporation"), or the acquisition by a person of the power to direct the Corporation's management or policies, if the Board of Directors or the Office of Thrift Supervision or successor regulatory agency has made a determination that such acquisition constitutes or will constitute an acquisition of control of the Corporation for the purposes of the Savings and Loan Holding Company Act or the Change in Bank Control Act and the regulations thereunder;

                    (ii) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two thirds (2/3) of the directors then in office who were directors in office at the beginning of the period:

                    (iii) the Corporation shall have merged into or
              consolidated with another corporation, or merged another corporation into the Corporation, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Corporation prior to such merger or consolidation: or

                    (iv) the Corporation shall have sold substantially all of its assets to another person. The term "person" refers to an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.
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SECTION 6.    TERMINATION FOR CAUSE AS A RESULT OF CERTAIN REGULATORY ACTIONS

         Section 6(a) shall be replaced in its entirety by the following:

         (a) In the event of the termination of the Executive for Cause, the Bank shall have no further obligations under this Agreement other than payment to the Executive at the Retirement Date of any vested Supplemental Retirement Benefits.


         This Amendment pertains only to the provisions of the Agreement referenced herein. All other provisions of the original Agreement shall remain intact.

ATTEST:                                         THE STRONGSVILLE SAVINGS BANK

\s\ PAULA M. DEWEY                                \s\ JOHN F. ZIEGLER
-------------------------                       ------------------------------
                                                BY:    John F. Ziegler
                                                       Executive Vice President

                                                          [Corporate Seal]

WITNESS:

\s\ PAULA M. DEWEY                                  \s\ THOMAS P. PERCIAK
-------------------------                       -------------------------------.
                                                        Thomas P. Perciak
                                                        Executive


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                                   SCHEDULE 1

POST RETIREMENT BENEFIT FOR: THOMAS P. PERCIAK

Schedule 1 of the original Agreement shall be replaced in its entirety by the following:

         The benefit payable to Thomas P. Perciak at Retirement Date (age 65) is $134,693 annually for a period of twenty (20) years. Mr. Perciak shall become vested in this benefit on each annual anniversary date of this Amendment as follows:

                                                             Annual Benefit
                              Year of Anniversary             Vested Amount
                                             1998                   $ 8,980
                                             1999                    17,959
                                             2000                    26,939
                                             2001                    35,918
                                             2002                    44,898
                                             2003                    53,877
                                             2004                    62,857
                                             2005                    71,836
                                             2006                    80,816
                                             2007                    89,795
                                             2008                    98,775
                                             2009                   107,754
                                             2010                   116,734
                                             2011                   125,713
                                             2012                   134,693


         LUMP SUM PAYMENT: Should the Executive desire and Board agree that benefits should be paid in a lump sum, the amount of the lump sum benefit provided that no benefits under the Agreement have yet been paid and the Executive is fully vested in the Supplemental Retirement Benefit is $1,544,918.

         In the event that benefits are to paid in a lump sum and the Executive is not fully vested in the Supplemental Retirement Benefit, the amount of the lump sum benefit shall be determined by discounting each future fully vested benefit payment at an annual rate of 6% per annum from the time it would have become payable to the date the lump sum is paid.